UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

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Subject Line: Action Needed – Voting for KCOP Shareholders

Sender: KKR Internals

Good Morning,

KKR Credit Opportunities Portfolio (KCOP) is asking shareholders, as of June 16th, to approve proposals in connection with the Fund’s conversion to focus on asset-based finance (ABF) investments. The vote will take place ahead of and during the virtual shareholder meeting currently scheduled for August 25th. By shifting the Fund’s investment strategy to focus to ABF, we aim to capitalize on a high-conviction market opportunity, respond to strong investor demand, and position the Fund for long-term value creation.

To facilitate the voting process, we’ve engaged Broadridge as our proxy vendor. Broadridge will be reaching out to eligible end investors who have not yet voted. If your clients haven’t voted their shares, they may receive phone outreach from a Broadridge representative.

We understand the importance of the client experience and ask for your assistance in encouraging your clients to proactively vote before the Broadridge outreach. The Fund’s Board of Trustees recommends that shareholders vote “For” the proposals.

The voting process is client-friendly and can be completed in any of the following ways:

1. Website: http://www.proxyvote.com (enter control number from proxy card included in the mailed notification)

2. Automated Phone: Call 1-800-690-6903 (enter control number)

3. Live Representative: Call Broadridge at 1-844-202-6602 (M-F, 9am-10pm ET)

4. Mail: Return the signed proxy card in the provided envelope

Please note that each investor has a unique control number required for voting, which has been shared via the preferred client communication method. Due to regulatory limitations, this number can only be provided to clients directly. However, Broadridge is able to provide clients with their control number if they call 1-844-202-6602.

For questions, please contact me or the KKR Wealth Investor Relations team at 1-888-920-1959, Option 1.

Thank you,